UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On July 31, 2008, MXenergy Inc. (“MXenergy”), a subsidiary of MXenergy Holdings Inc. (the “Company”), entered into the Fourth Amendment to Master Transaction Agreement (the “Hedge Amendment”) with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), extending the term of that certain Master Transaction Agreement dated as of August 1, 2006, as amended by (i) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (ii) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, and (iii) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008 (collectively, the “Agreement”).  The Hedge Amendment is effective as of July 31, 2008.

Pursuant to the terms of the Hedge Amendment, the parties thereto agreed to extend the commitment termination date under the Agreement until the earlier to occur of (a) thirty (30) days prior to the maturity date of MXenergy’s $280,000,000 revolving credit facility and (b) August 1, 2009.   The Hedge Amendment, among other things, granted MXenergy the right to terminate the commitments under the Agreement under certain circumstances upon thirty (30) days’ prior written notice and the payment of a termination fee.  Additionally, the Hedge Provider agreed that in the event the Agreement were terminated it would cooperate with the novation of hedges in effect on the termination date to a new hedge provider.  Furthermore, the Hedge Amendment provided for an amendment of the management fee structure under the Agreement and increased the maximum cash equivalent collateral requirement thereunder by $10 million in the event that MXenergy’s exposure with respect to all of its hedging transactions under the Agreement were equal to or greater than $25 million, provided that such collateral requirement would be reduced by $10 million in the event that such exposure were less than $25 million for four successive business days.  The maximum aggregate volume of fixed price open positions permitted under the Agreement was also limited to an amount equal to 25 billion cubic feet.

This description of the Hedge Amendment is qualified in its entirety by reference to the complete terms of the Hedge Amendment, which is included as Exhibit 2.1 to this Current Report.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
2.1

Fourth Amendment to Master Transaction Agreement, dated as of July 31, 2008, by and among Société Générale, as hedge provider, MXenergy Inc., as counterparty, and MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: August 1, 2008	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary